FORM 10f-3	FUND:  	UBS PACE Small/Medium Co Value Equity Investments
Adviser or Sub-Adviser:	Ariel Capital Management, Inc.
1.	Issuer:  Omnicare

2.	Date of Purchase:  6/10/03	3.  Date offering commenced:  6/10/03

4.	Underwriters from whom purchased:   Lehman

5. Affiliated Underwriter managing or participating in syndicate: Lehman, J.P. Morgan, UBS as lead Running Managers, Thomas Weisel as Co-Manager

6.	Aggregate principal amount or number of shares purchased:  $15,200

7.	Aggregate principal amount or total number of shares of
	offering:  5,625,000 pre greenshoe

8.	Purchase price net of fees and expenses:  $29.16

9.	Initial public offering price:  $29.16

10.	Commission, spread or profit:  _______%	$_.7922_

11.  Have the following conditions been satisfied?
YES
NO
a.	The securities are part of an issue registered under the
Securities Act of 1933 that is being offered to the public.
b. The securities were purchased prior to the end of the first day on which any sales are made or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated.
c. The securities were purchased at a price not more than the price paid by each other purchaser in the offering.
d.   The underwriting was a firm commitment underwriting.

X



X


X

X

e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
f. The issuer of the securities and any predecessor has been in continuous operations for not less than three years.
g     The amount of such securities purchased by the Fund and all investment companies advised by UBS Global AM or the Funds Sub-Adviser, if applicable, did not exceed 25% of the principal amount of the offering sold.
h. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sales.


X

X




X


X

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as UBS AG and its affiliates. In the case of a Fund advised by a Sub-Adviser, Affiliated Underwriter shall also include any brokerage affiliate of the Sub-Adviser.




Approved:  /s/ Cheryl Cargie		Date: July 17, 2003

Print Name:  Cheryl Cargie


FORM 10f-3	FUND:  	UBS PACE Intermediate Fixed Income Investments
Adviser or Sub-Adviser:	Blackrock
1.	Issuer:  Prudential Financial Inc.

2.	Date of Purchase:  4/28/2003	3.  Date offering commenced:  4/28/2003

4.	Underwriters from whom purchased:   JP Morgan Chase Bank

5.	Affiliated Underwriter managing or participating in
	syndicate:  UBS Warburg

6.	Aggregate principal amount or number of shares purchased:  $400,000

7.	Aggregate principal amount or total number of shares of
	offering: 500,000,000

8.	Purchase price net of fees and expenses:  $99.95

9.	Initial public offering price:  $99.95

10.	Commission, spread or profit:  Spread @ issue:  93.0 vs
	US Treasury 3.00% 2/15/08

11.  Have the following conditions been satisfied?
YES
NO
a.	The securities are part of an issue registered under the
Securities Act of 1933 that is being offered to the public.
b. The securities were purchased prior to the end of the first day on which any sales are made or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated.
c. The securities were purchased at a price not more than the price paid by each other purchaser in the offering.
d.   The underwriting was a firm commitment underwriting.

X



X


X

X

e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
f. The issuer of the securities and any predecessor has been in continuous operations for not less than three years.
g     The amount of such securities purchased by the Fund and all investment companies advised by UBS Global AM or the Funds Sub-Adviser, if applicable, did not exceed 25% of the principal amount of the offering sold.
h. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sales.


X

X




X


X

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as UBS AG and its affiliates. In the case of a Fund advised by a Sub-Adviser, Affiliated Underwriter shall also include any brokerage affiliate of the Sub-Adviser.




Approved:  /s/ Todd Kopstein		Date:6/12/03

Print Name:  Todd Kopstein


FORM 10f-3	FUND:  	UBS PACE Municipal Fixed Income Investments
Adviser or Sub-Adviser:	Standish Mellon Asset Management
1.	Issuer:  State of California

2.	Date of Purchase:  4/25/03	3.  Date offering commenced:  4/25/03

4.	Underwriters from whom purchased:   Merrill Lynch

5.	Affiliated Underwriter managing or participating in
	syndicate:  UBS PW

6.	Aggregate principal amount or number of shares purchased:  1,000

7.	Aggregate principal amount or total number of shares of
	offering:  2,050,000 AA

8.	Purchase price net of fees and expenses:  $107.468

9.	Initial public offering price:  $107.468

10.	Commission, spread or profit:  0.5%	$5,000.00

11.  Have the following conditions been satisfied?
YES
NO
a.	The securities are part of an issue registered under the
Securities Act of 1933 that is being offered to the public.
b. The securities were purchased prior to the end of the first day on which any sales are made or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated.
c. The securities were purchased at a price not more than the price paid by each other purchaser in the offering.
d.   The underwriting was a firm commitment underwriting.


X



X


X

X


e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
f. The issuer of the securities and any predecessor have been in continuous operations for not less than three years.
g     The amount of such securities purchased by the Fund and all investment companies advised by Brinson Advisors or the Funds Sub-Adviser, if applicable, did not exceed 25% of the principal amount of the offering sold.
h. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sales.



X

X




X


X

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as UBS AG and its affiliates. In the case of a Fund advised by a Sub-Adviser, Affiliated Underwriter shall also include any brokerage affiliate of the Sub-Adviser.




Approved:  /s/ Christine Todd			Date:  	May 6, 2003
	Christine Todd

FORM 10f-3	FUND:  	UBS PACE Municipal Fixed Income Investments
Adviser or Sub-Adviser:	Standish Mellon Asset Management
1.	Issuer:  State of California

2.	Date of Purchase:  6/20/03	3.  Date offering commenced:  6/20/03

4.	Underwriters from whom purchased:   Morgan Stanley

5.	Affiliated Underwriter managing or participating in syndicate:  UBS

6. Aggregate principal amount or number of shares
	purchased:  $2,000,000

7.	Aggregate principal amount or total number of shares of
	offering:  1,718,580,000

8.	Purchase price net of fees and expenses:  $110.668

9.	Initial public offering price:  $110.668

10.	Commission, spread or profit:  _3/8__%	$7,500

11.  Have the following conditions been satisfied?
YES
NO
a.	The securities are part of an issue registered under the
Securities Act of 1933 that is being offered to the public.
b. The securities were purchased prior to the end of the first day on which any sales are made or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated.
c. The securities were purchased at a price not more than the price paid by each other purchaser in the offering.
d.   The underwriting was a firm commitment underwriting.

X



X


X

X

e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
f. The issuer of the securities and any predecessor has been in continuous operations for not less than three years.
g     The amount of such securities purchased by the Fund and all investment companies advised by UBS Global AM or the Funds
Sub-Adviser, if applicable, did not exceed 25% of the principal amount of the offering sold.
h. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sales.


X

X




X


X

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as UBS AG and its affiliates. In the case of a Fund advised by a Sub-Adviser, Affiliated Underwriter shall also include any brokerage affiliate of the Sub-Adviser.




Approved:  /s/ Christine Todd		Date:July 9, 2003

Print Name:  Christine Todd


FORM 10f-3	FUND:  	UBS PACE Strategic Fixed Income Investments
Adviser or Sub-Adviser:	PIMCO
1.	Issuer:  Deutsche Telekom INT FIN NT GLBL Cusip 25156PAF0

2.	Date of Purchase:  7/15/2003	3.  Date offering commenced:  7/15/2003

4.	Underwriters from whom purchased:   Bank of America Securities

5. Affiliated Underwriter managing or participating in syndicate: UBS

6.	Aggregate principal amount or number of shares
	purchased: 1.7 million shares in Account 15.0 million shares across all PIMCO Accounts

7.	Aggregate principal amount or total number of shares of
	offering:  1,250,000,000 shares

8.	Purchase price net of fees and expenses:  $99.23

9.	Initial public offering price:  SPR @ ISS 135.0 vs T 3 5/8 05/13_

11.  Have the following conditions been satisfied?
YES
NO
a.	The securities are part of an issue registered under the
Securities Act of 1933 that is being offered to the public.
b. The securities were purchased prior to the end of the first day on which any sales are made or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated.
c. The securities were purchased at a price not more than the price paid by each other purchaser in the offering.
d.   The underwriting was a firm commitment underwriting.


X



X


X

X


e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
f.     The issuer of the securities and any predecessor has been
in continuous operations for not less than three years.
g     The amount of such securities purchased by the Fund and all investment companies advised by UBS Global AM or the Funds Sub-Adviser, if applicable, did not exceed 25% of the principal amount of the offering sold.
h. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sales.



X

X




X


X

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, Affiliated Underwriter is defined as UBS AG and its affiliates. In the case of a Fund advised by a Sub-Adviser, Affiliated Underwriter shall also include any brokerage affiliate of the Sub-Adviser.




Approved:  /s/ Laramie Price			Date:  	9/3/03



DC - 406537.1